SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2013

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 1, 2013 (the “Closing Date”), the contribution of assets to our subsidiary Asterias Biotherapeutics, Inc. (formerly BioTime Acquisition Corporation) (“Asterias”) pursuant to an Asset Contribution Agreement, dated January 4, 2013 (the “Asset Contribution Agreement”), among us, Asterias, and Geron Corporation (“Geron”), was consummated.

Assets Acquired by Asterias and Securities Issued by Asterias

Pursuant to the Asset Contribution Agreement, on the Closing Date we contributed the following assets to Asterias in exchange for 21,773,340 shares of Asterias Series B common stock and warrants to purchase an additional 3,150,000 shares of Asterias Series B common stock:

  8,902,077 BioTime common shares, valued for purposes of the Asset Contribution Agreement at $30,000,000 based upon the aggregate volume weighted-average per share closing price of our common shares as listed on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding January 4, 2013;
  warrants to subscribe for and purchase 8,000,000 additional BioTime common shares (the “BioTime Warrants”) exercisable for a period of five years at an exercise price of $5.00 per share, subject to pro rata adjustment for certain stock splits, reverse stock splits, stock dividends, recapitalizations and other transactions;
  forgiveness of a loan in the amount of $5,000,000;
  10% of the issued and outstanding shares of common stock of our subsidiary OrthoCyte Corporation as of January 4, 2013, the date of the Asset Contribution Agreement;
  6% of the issued and outstanding ordinary shares of our subsidiary Cell Cure Neurosciences, Ltd. as of January 4, 2013, the date of the Asset Contribution Agreement; and
  a quantity of certain human embryonic stem cell lines produced under “good manufacturing practices,” a non-exclusive, world-wide, royalty-free license to use those stem cell lines and certain patents pertaining to stem cell differentiation technology for any and all purposes.

Pursuant to the Asset Contribution Agreement, on the Closing Date, Geron contributed to Asterias, the following assets in exchange for 6,537,779 shares of Asterias Series A common stock:

  intellectual property and proprietary technology, including certain patents and know-how related to human embryonic stem cells;
  certain biological materials and reagents;
  certain laboratory equipment;
  certain contracts;
  Geron’s Phase 1 clinical trial of oligodendrocyte progenitor (OPC-1) cells in patients with acute spinal cord injury, and Geron’s autologous cellular immunotherapy program, including the Phase I/II clinical trial of autologous immunotherapy in patients with acute myelogenous leukemia (together, the “Clinical Trials”); and
  certain regulatory filings, including the investigational new drug applications filed with the United States Food and Drug Administration for the Clinical Trials.

The patent portfolio that Asterias acquired from Geron through the Asset Contribution Agreement includes over 400 patents and patent applications owned or licensed to Geron relating to human embryonic stem (“hES”) cell-based product opportunities.  This portfolio consists primarily of patents and patent applications owned by Geron, but also includes patent families licensed to Geron by third parties.

The patent portfolio includes patents and patent applications covering a number of cell types that can be made from hES cells, including hepatocytes (liver cells), cardiomyocytes (heart muscle cells), neural cells (nerve cells, including dopaminergic neurons and oligodendrocytes), chondrocytes (cartilage cells), pancreatic islet ß cells, osteoblasts (bone cells), hematopoietic cells (blood-forming cells) and dendritic cells.  The patent portfolio also includes technologies for growing hES cells without the need for cell feeder layers, and novel synthetic growth surfaces.

Royalty and Sublicense Agreements

Concurrently with the closing under the Asset Contribution Agreement, Asterias and Geron entered into a Royalty Agreement pursuant to which Asterias will pay to Geron royalties on the sale of products that are developed and commercialized, if any, in reliance upon Geron patents contributed to Asterias.

Geron has sublicensed to Asterias, on an exclusive, world-wide, basis, certain patents for the purpose of using telomerase as an antigen in the development of certain immunological therapy products (the “Sublicense”). Asterias will pay Geron licensing fees for the use of the sublicensed patents and a royalty on sales of products developed and commercialized in reliance upon the sublicensed patents, and Asterias will indemnify Geron, Geron’s licensor, and certain other parties from certain liabilities.

Assumption of Certain Liabilities

Asterias has assumed all obligations and liabilities in connection with the assets contributed by Geron, to the extent such obligations and liabilities arise after the Closing Date of the Asset Contribution Agreement, including certain obligations and liabilities for the Clinical Trials.  Asterias will be substituted for Geron as a party in an appeal by Geron of two rulings in favor of ViaCyte, Inc. by the United States Patent and Trademark Office’s Board of Patent Appeals and Interferences, filed by Geron in the United States District Court for the Northern District of California on September 13, 2012 (the "ViaCyte Appeal"), and Asterias will assume all liabilities arising after the closing under the Asset Contribution Agreement with respect to the ViaCyte Appeal.

$5,000,000 Cash Contribution by Private Investor

Also on the Closing Date, a private investor contributed $5 million in cash to Asterias for 2,136,000 shares of Asterias Series B common stock  and warrants to purchase 350,000 additional shares of Asterias Series B common stock pursuant to a Stock and Warrant Purchase Agreement with Asterias.

Ownership of Asterias Common Stock; Distribution of Asterias Series A Common Stock and BioTime Warrants

As a result of the consummation of the transactions described above, we now own approximately 71.6% of the outstanding Asterias common stock,  Geron owns approximately 21.4% of the outstanding Asterias common stock, and the private investor owns approximately 7.0%, of the outstanding Asterias common stock.

The warrants to purchase shares of Asterias Series B common stock that we and the private investor received (together, the “Asterias Warrants”) will enable us to increase our collective ownership in Asterias by approximately 2.2%, which would reduce Geron’s ownership in Asteras to approximately 19.2%.

The Asterias Warrants have an exercise price of $5.00 per share and a term of three years. The exercise price per share and number of shares that may be purchased upon the exercise of the Asterias Warrants are subject to adjustment in the event of any  stock split, reverse stock split, stock dividend, reclassification of shares and certain other transactions pertaining to Asterias common stock.

Subject to applicable law, Geron is obligated under the Asset Contribution Agreement to distribute as promptly as practicable the 6,537,779 shares of Asterias Series A common stock that Geron received on the Closing Date to Geron’s stockholders, on a pro rata basis, other than with respect to fractional shares and with respect to stockholders residing in certain to-be-determined excluded jurisdictions, who will instead receive cash on a pro rata basis.   Asterias is obligated to distribute to the holders of its Series A common stock on a pro rata basis the 8,000,000 BioTime Warrants as soon as practicable following that distribution by Geron.  The BioTime Warrants have an initial exercise price of $5.00 per share and will expire in five years.

The exercise price per share and number of shares that may be purchased upon the exercise of the  BioTime Warrants are subject to adjustment in the event of any stock split, reverse stock split, stock dividend, reclassification of shares and certain other transactions pertaining to BioTime common shares.

Asterias plans to arrange for the quotation of prices for the Asterias Series A common stock on the OTC Bulletin Board.  We have filed an application to list the BioTime Warrants on the NYSE MKT where our common shares are traded.

The foregoing description of the Asset Contribution Agreement is qualified in its entirety by reference to the Asset Contribution Agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2013, which Exhibit  is incorporated herein by reference.  The foregoing descriptions of the BioTime Warrants is qualified in its entirety by reference to the copy of the Warrant Agreement, dated as of October 1, 2013, by BioTime and American Stock Transfer & Trust Company, LLC for the benefit of Asterias.

On October 1, 2013, we issued a press release in connection with the consummation of the contributions discussed in Item 2.01. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Asset Contribution Agreement, dated January 4, 2013, by and among BioTime, Inc., BioTime Acquisition Corporation, and Geron Corporation (incorporated by reference to Exhibit 2.1 to BioTime, Inc.’s Current Report on Form 8-K filed January 8, 2013) (Schedules to the Asset Contribution Agreement have been omitted. BioTime, Inc. agrees to furnish supplementally a copy of the omitted schedules to the Commission upon request)

4.1	Warrant Agreement, dated as of October 1, 2013, by BioTime, Inc. and American Stock Transfer & Trust Company, LLC for the benefit of Asterias Biotherapeutics, Inc.

4.2	Form of Warrant (included in Exhibit 4.1)

99.1	Press release dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	October 1, 2013	By:	/s/ Robert W. Peabody
Sr. Vice President, Chief Operating Officer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Contribution Agreement, dated January 4, 2013, by and among BioTime, Inc., BioTime Acquisition Corporation, and Geron Corporation (incorporated by reference to Exhibit 2.1 to BioTime, Inc.’s Current Report on Form 8-K filed January 8, 2013)

4.1	Warrant Agreement, dated as of October 1, 2013, by BioTime, Inc. and American Stock Transfer & Trust Company, LLC for the benefit of Asterias Biotherapeutics, Inc.

4.2	Form of Warrant (included in Exhibit 4.1)

99.1	Press release dated October 1, 2013